Report of Independent Accountants

To the Certificateholder of the Caterpillar Financial Asset Trust 1998-A and Caterpillar Financial Services Corporation, as servicer:

We have audited the accompanying statements of financial position arising from cash transactions of Caterpillar Financial Asset Trust 1998-A as of December 31, 2000 and 1999, and the related statements of revenues collected and expenses paid for the year ended December 31, 2000 and 1999. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, these financial statements were prepared on the basis of cash receipts and disbursements, which is a comprehensive basis of accounting other than generally accepted accounting principles.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities arising from cash transactions of Caterpillar Financial Asset Trust 1998-A as of December 31, 2000 and 1999, and its revenues collected and expenses paid for the year ended December 31, 2000 and 1999, on the basis of accounting described in Note 1.

\s\ PricewaterhouseCoopers LLP

March 28, 2001

Nashville, Tennessee

Caterpillar Financial Asset Trust 1998-A

Statement Of Financial Position

(Thousands of Dollars)

Assets:	December 31, 2000	December 31, 1999
Restricted cash	$ 7,880	$ 8,416
Investment in finance receivables	136,998	290,567
Total assets	$ 144,878	$ 298,983

Liabilities and undivided interests:
Notes payable	$ 120,523	$ 274,092
Total liabilities	120,523	274,092

Undivided interests	24,355	24,891
Total liabilities and undivided interests	$ 144,878	$ 298,983

Statement of Revenues Collected and Expenses Paid

(Thousands of Dollars)

Revenues collected:	For the Year Ended December 31, 2000	For the Year Ended December 31, 1999
Retail finance income	$ 15,150	$ 29,210
Other income	605	562
Total revenues collected	15,755	29,772

Expenses paid:
Interest	11,808	22,727
Servicing fees	2,336	3,936
Other	1,031	1,685
Total expenses paid	15,175	28,348

Revenues collected in excess of Expenses paid	$ 580	$ 1,424

See accompanying Notes to Financial Statements

Caterpillar Financial Asset Trust 1998-A

Notes to Financial Statements

(Dollar amounts in thousands)

Note 1- Summary of Business and Accounting Policies

A. Business

Caterpillar Financial Asset Trust 1998-A (the "Trust") is a Delaware business trust formed by Caterpillar Financial Funding Corporation (the "Seller") and Chase Manhattan Bank pursuant to the Trust Agreement dated July 1, 1998. On July 31, 1998, the Trust purchased a $605,679 pool of fixed rate retail installment sales contracts and finance leases (the "Receivables") from the Seller (Note 3). Concurrently, the Trust issued $589,290 in notes (the "Notes") which are secured by the Receivables and other assets of the Trust pursuant to an Indenture dated July 1, 1998, between the Issuer and The First National Bank of Chicago (the "Indenture Trustee"). The Trust also issued $16,389 in asset backed certificates (the "Certificates") which were not offered and are retained by the Seller. The Notes represent indebtedness of the Trust, and the Certificates represent fractional undivided interests in the Trust.

The activities of the Trust are limited by the terms of the Trust Agreement to acquiring, holding and managing the Receivables, issuing and making payment on the Notes and the Certificates (Note 4) and other activities related thereto.

B. Basis of Accounting

The financial statements of the Trust are prepared on the basis of cash receipts and cash disbursements. Such financial statements differ from financial statements prepared in accordance with generally accepted accounting principles in that interest income and the related assets are recognized when received rather than when earned, and distributions to noteholders/certificateholders are recognized when paid rather than when the obligation is incurred. Certain expenses of the Trust are paid by the Seller.

Note 2- Restricted cash

Restricted cash includes all monies held in one or more accounts (the "Trust Accounts") established and maintained by the servicer, Caterpillar Financial Services Corporation, and the Seller in accordance with the Sale and Servicing Agreement dated July 1, 1998. The Trust Accounts are under the control of the Indenture Trustee solely for the benefit of the noteholders and the certificateholders, as applicable.

Note 3- The Receivables

The Receivables consist of fixed rate retail installment sales contracts and finance leases secured by new and used machinery manufactured primarily by Caterpillar Inc., including rights to receive certain payments made with respect to such Receivables.

Note 4- Notes and Certificates

The original aggregate principal amounts of the Notes by class were as follows:

Class A-1 (5.6375%) Asset Backed Notes $164,000

Class A-2 (5.75%) Asset Backed Notes $218,000

Class A-3 (5.85%) Asset Backed Notes $183,114

Class B (5.85%) Asset Backed Notes $24,176

Principal and interest on the Notes is payable monthly on each distribution date commencing August 25, 1998 provided that no principal payments in respect of (i) the Class A-2 Notes will be made until the Class A-1 notes have been paid in full, (ii) the Class A-3 Notes will be made until the Class A-2 Notes have been paid in full and (iii) the Class B Notes will be made until the Class A-3 Notes have been paid in full.

Distributions with respect to the Certificates are subordinated to the right of the noteholders to receive payments of interest on and principal of the Notes.

Note 5- Income Taxes

The Trust is not classified as an association taxable as a corporation for United States federal income tax purposes. The Trust qualifies as a "financial asset securitization investment trust" within the meaning of Sections 860H through 860L of the Code. Based upon consultation with outside counsel, the Trust is of the opinion that it is not subject to taxation.